UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2017

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2017, Mr. Amir Elbaz resigned from his positions as chief executive officer of of MobileSmith, Inc. (the “Company”). Mr. Elbaz will continue to serve on the Company’s board of directors (the "Board”) and will continue in the employ of the Company primarily focusing on investor and public relations and regulatory and operational compliance. Mr. Elbaz's annual base salary compensation will be $100,000.

On January 17, 2017 the Board appointed current board member Randy J. Tomlin, age 57, to assume responsibilities of Chairman of the Board. The appointment takes effect immediately.

Until his retirement in February 2016, Mr. Tomlin, served as a Senior Vice President UVerse Field Operations for AT&T, a position he has held since March 2008. At UVerse Field Operations for AT&T Mr. Tomlin was responsible for all field operations for AT&T Uverse, including service, installation at customer homes, repair and maintenance.   From 2006 to 2008 Mr. Tomlin was a President of AT&T Network – California and Nevada, where he was in charge of teams that engineered, built and maintained the networks that carried all network traffic in two states. Mr. Tomlin began his career with Southwestern Bell in 1982, and has held various managerial positions in Customer Service, Network and External Affairs throughout his 34year career at AT&T. During his career with AT&T he also served as Senior Vice President of Enterprise Operations Support, responsible for leading the Network Services Staff organization as well as the network standardization effort to move to common centers, best practices and a single suite of systems. Mr. Tomlin led many of SBC’s acquisitions integration activities, including AT&T, BellSouth, and Cingular.

Mr. Tomlin received his bachelor’s degree in Finance from Texas A&M University in College Station, Texas.

In connection with his expanded duties, Mr. Tomlin's monthly compensation was adjusted to $10,000, effective immediately. All other terms and conditions of Mr. Tomlin's compensation remain unchanged.

On January 17, 2017 the Board appointed Bob Dieterle, the Company's President, to serve as Chief Executive Officer of the Company, effective immediately.

Bob Dieterle has been Company President since August 1, 2016, Chief Operating Officer since May 2014 and our Senior Vice President and General Manager since January 2011. Mr. Dieterle is Chief Innovator of the Company’s flagship product, the MobileSmith™ Platform. Mr. Dieterle brings with him over 20 years of global technology experience from companies like IBM and Lenovo and is an accomplished thought leader in the adoption and commercialization of emerging technologies at the consumer and enterprise levels. Prior to joining the Company, Mr. Dieterle served as the Executive Director of World Wide Product Management and Marketing of Services at Lenovo from 2006 to 2009. Mr. Dieterle has a B.S. in Electrical Engineering from North Carolina State University, and an M.B.A. from Duke University’s Fuqua School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: January 20, 2017	By:	/s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer